SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 10, 2008

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 10, 2008, Newmont Mining Corporation ("Newmont") will present at the Denver Gold Forum 2008 conference in Denver, Colorado. The presentation materials are attached as Exhibit 99.1 to this Current Report. As part of the presentation, Newmont will, among other things, provide an updated forecast regarding projects under development, including the Boddington project in Western Australia. Newmont expects the Boddington project will continue to be subject to industry-wide inflationary pressures and a tightening Australian labor market, which are expected to result in a project start-up in early to mid 2009 and resulting higher costs. Newmont plans to provide an update of the estimated capital costs and project completion schedule as part of Newmont’s third quarter earnings release. The initial five year average annual equity production at Boddington is expected to be between 600,000-700,000 ounces of gold. Upon project completion, the Boddington mine will have an expected mine life exceeding 20 years.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Presentation Materials dated September 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jeffrey K. Reeser
Name:	Jeffrey K. Reeser
Title:	Assistant General Counsel and Assistant Secretary

Dated: September 10, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Presentation Materials dated September 10, 2008

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